SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2003

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)		48430-0725 (Zip Code)

Registrant's telephone number, including area code: (810) 629-2263

Item 5.         Other Events and Required Regulation FD Disclosure.

               On October 14, 2003, Fentura Financial, Inc. and West Michigan Financial Corporation entered into a definitive Agreement and Plan of Merger under which Fentura Financial, Inc. will acquire West Michigan Community Bank based in Hudsonville, Michigan. Consummation of the transaction is subject to approval by West Michigan Financial Corporation shareholders, regulatory approval and other closing conditions. The proposed acquisition is an all cash transaction totaling approximately $13.1 million dollars for all of the outstanding stock of West Michigan Financial Corporation, the holding company for West Michigan Community Bank. The transaction is expected to be completed in the first quarter of 2004. A copy of the press release is attached as Exhibit 99.1.

Item 7.         Financial Statements and Exhibits.

               Exhibit

               99.1     Press release dated October 15, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2003	FENTURA FINANCIAL, INC. (Registrant)
	By:	/s/ Donald L. Grill Name: Donald L. Grill Title: President and Chief Operating Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated October 15, 2003.

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill The State Bank (810) 714-3985 October 15, 2003

For Immediate Release

FENTURA FINANCIAL, INC. AND WEST MICHIGAN FINANCIAL
CORPORATION ANNOUNCE MERGER

        Fentura Financial, Inc. (FFI) and West Michigan Financial Corporation (WMFC) announced today that they have signed a definitive merger agreement under which Fentura Financial, Inc. will acquire West Michigan Community Bank based in Hudsonville, Michigan. The transaction is expected to be completed during the first quarter of 2004. Consummation of the transaction is subject to WMFC shareholder and regulatory approval and other closing conditions. The proposed acquisition is an all cash transaction totaling approximately $13.1 million dollars for all of the outstanding stock of WMFC. It will be funded in part by Fentura’s proposed issuance and sale of pooled Trust Preferred Securities. The acquisition will increase Fentura Financial, Inc. assets from $425 million as of September 30, 2003 to approximately $550 million after the affiliation is completed.

        West Michigan Financial Corporation is a one-bank holding company for West Michigan Community Bank (WMCB) which will become the third affiliate bank owned by Fentura Financial, Inc., joining The State Bank and Davison State Bank as existing Fentura Financial, Inc. subsidiary banks.

        Fentura Financial, Inc. President and Chief Executive Officer, Donald L. Grill stated, “We are very excited about this affiliation between West Michigan Financial Corporation and Fentura Financial, Inc. Our companies share similar community banking philosophies and we serve similar banking markets. The affiliation is expected to create expanded product offerings for customers and new opportunities for employees of both organizations.”

        “We believe the transaction provides the best long term opportunity for the future growth and profitability for West Michigan Community Bank” said WMFC Chairman and CEO James Fredericks.

        According to WMFC President and COO Sam Wanner “Fentura plans to continue to operate WMCB as a separately chartered community bank. This will allow the bank to maintain its community bank tradition of providing friendly personalized customer service to local individuals, families and small businesses.”

        Fentura Financial, Inc. is a financial holding company headquartered in Fenton, Michigan. Affiliates include The State Bank with offices serving Fenton, Linden, Holly and Grand Blanc; and Davison State Bank with offices serving the Davison area. Fentura Financial, Inc. shares are publicly traded “over the counter” under the “FETM” trading symbol.

This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” “expect,” “potential,” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the proposed sale of trust preferred securities and the completion and effects of the merger. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

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